AMENDMENT

                                       TO

                             OPEN PLAN SYSTEMS, INC.

                  EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AMENDMENT (this "Amendment") dated as of the 21st day of July, 2000, between Open Plan Systems, Inc., a Virginia corporation (the "Company"), and ______________ ("Optionee"), amends those certain Open Plan Systems, Inc. Employee Non-Qualified Stock Option Agreements between the Company and Optionee set forth on Schedule A hereto (the "Option Agreements").

                                    RECITALS:

     1. The Option Agreements were made pursuant and subject to the provisions of the Company's 1996 Stock Incentive Plan, as amended (the "Plan").

     2. The Company entered into a certain Voting and Standstill Agreement (the "Standstill Agreement") dated as of June 17, 1998 between the Company, Great Lakes Capital, LLC ("LLC"), and Great Lakes Capital, Inc. ("GLC"; LLC and GLC and their affiliates are collectively referred to herein as "Great Lakes"), whereby, among other things, the parties agreed to certain limitations on the beneficial ownership of the Common Stock of the Company ("Common Stock") by Great Lakes, which limitations generally prohibit Great Lakes from acquiring more than 21% of the "Adjusted Outstanding Shares" of the Common Stock of the Company, as such term is defined in the Standstill Agreement.

     3. Section 1.05 of the Plan provides that a "Change of Control" may be triggered upon a purchaser, such as Great Lakes, becoming the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company. Pursuant to Section
13.03 of the Plan, upon the occurrence of a Change of Control, any outstanding Option that is not presently exercisable and vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

     4. As of the date hereof, Great Lakes, in the aggregate, holds 19.49% of the Adjusted Outstanding Shares. Great Lakes desires to acquire additional shares of Common Stock on the open market ("Open Market Purchases") in excess of that currently permitted under the Standstill Agreement, and to facilitate such purchases, the Company and Great Lakes have entered into an amendment to the Standstill Agreement dated July 21, 2000 (the "Standstill Amendment") in order to permit Great Lakes to increase its investments in the Company up to 25.0% of Adjusted Outstanding Shares.


     5. The Company and Optionee desire to enter into this Amendment in order to agree and confirm that, for the purposes of the Option Agreements and notwithstanding Section 1.05 of the Plan, a Change of Control shall be deemed not to have occurred as a result of the Open Market Purchases by Great Lakes so long as Great Lakes, in the aggregate, holds no more than 25.0% of Adjusted Outstanding Shares as permitted under the Standstill Agreement (as amended by the Standstill Amendment).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and Optionee hereby agree as follows:

     Section 1. Definitions. Terms used herein and not defined which are defined in the Plan shall have for the purposes hereof the respective meanings set forth therein.

     Section 2. Exception to Change of Control for Certain Great Lakes' Purchases. Optionee hereby agrees that purchases of additional shares of Common Stock by Great Lakes shall be deemed not to be a Change of Control pursuant to
Section 1.05 of the Plan so long as such purchases by Great Lakes are permitted under the Standstill Agreement (as amended by the Standstill Amendment), and Optionee hereby waives any rights or benefits which would otherwise result from any such Change of Control. In furtherance hereof, Section 12 of the Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

     12. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern (except that the provisions of that certain Amendment to Open Plan Systems, Inc. Employee Non-Qualified Stock Option Agreement dated July 21, 2000, shall take precedence over Section 1.05 of the Plan). All references herein to the Plan shall mean the Plan as it may be amended from time to time.

     Section 3. Integration; Confirmation. On and after the date hereof, each reference in the Option Agreements to "this Agreement," "herein," "hereunder," or words of similar import, shall be deemed to be a reference to the Option Agreement as amended by this Amendment. Except as expressly modified by this Amendment, all other terms and provisions of the Option Agreements shall continue in full force and effect and unchanged and are hereby confirmed in all respects. No novation is intended. If there is any conflict between this Amendment and the Option Agreements, this Amendment shall control.

     Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

     Section 5. Name, Captions. The name assigned to this Amendment and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

     Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed, as of the date first above written.

                                                        OPEN PLAN SYSTEMS, INC.


                           By:
                                              John L. Hobey
                                                 President


                                                        OPTIONEE:




                                                  (printed name)

                                   SCHEDULE A

                                OPTION AGREEMENTS


    Date of Option Agreement                            Number of Option Shares